Fold Eliminates its Convertible Debt; Emerges with Simplified Capital Structure and Strengthened Balance Sheet to Accelerate Growth

PHOENIX, February 27, 2026 — Fold Holdings, Inc. (NASDAQ: FLD) (“Fold” or the “Company”), a bitcoin financial services company making it easy for individuals to earn, save, and spend bitcoin through everyday financial tools, today announced the successful execution of a series of strategic capital transactions designed to bolster its financial flexibility, simplify its balance sheet, and position the company for its next phase of growth, including the anticipated launch and scaling of the Fold Credit Card.

The restructuring achieves several critical objectives for the company:

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Simplified, Flexible Capital Structure. These transactions resulted in the extinguishment of two convertible note obligations with a combined principal value of $66.3 million. The company now operates with no convertible notes outstanding, eliminating the complex restrictive covenants, consent requirements, and execution friction associated with those previous instruments. This simplification restores greater operational and financing flexibility.
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Stronger Balance Sheet. 521 of the Company’s bitcoin were released as collateral pursuant to these transactions. These assets can now be strategically leveraged to support operational expenses, credit card warehouse and reserve requirements, or to secure more favorable future financing arrangements.
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Significant Reduction in Potential Share Dilution. The extinguishment of the convertible notes was accomplished primarily through non-dilutive means, and has resulted in the removal of an estimated 8.0 to 10.0 million shares from the fully diluted share count, including potential shares issued to cover future interest payments.

“Management remains focused on leveraging our new financial position to deliver on its product roadmap and drive long-term shareholder value,” said Will Reeves, Chairman and Chief Executive Officer of Fold. “By removing restrictive legacy structures and simplifying our balance sheet, we have opened up operating flexibility that is essential to pursue our growth roadmap with increased confidence and optionality. That includes the anticipated launch of the Fold Credit Card, expansion into enterprise financial services, and incubating a number of exciting new products across the consumer and enterprise finance category. Fold’s primary focus is our operating company, and we’ve taken steps to ensure our bitcoin treasury and capital structure are built to accelerate and scale it.”

“By retiring these convertible instruments, we’re creating direct value for shareholders through a stronger balance sheet, reduced debt, and increased flexibility to capitalize on market opportunities,” said Wolfe Repass, Chief Financial Officer of Fold. “Eliminating the convertible notes meaningfully simplifies our capital structure and removes a significant overhang from our business. With a cleaner balance sheet and greater flexibility, we are now positioned to more aggressively invest in scaling our operating businesses.”

About Fold

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Bitcoin Gift Card™, and Fold Debit Card™, the company is building the bridge between traditional finance and the bitcoin-powered future.

For investor inquiries, please contact:

Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

For media inquiries, please contact:

Jessica Starman, MBA

media@foldapp.com

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include information about our anticipated credit card and future financial products or services. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual events. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions, including volatility in the price of bitcoin; (ii) the failure to realize to obtain appropriate financing necessary for the credit card program or other products; (iii) our continued ability to implement business plans and appropriate technology infrastructure; (iv) our continued access to and cooperation with necessary third party partners for various product offerings, including the credit card; and (v) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.